AMENDMENT TO EMPLOYMENT AGREEMENT



         This Amendment to Employment Agreement (the "Amendment") is entered into by and between Phar-Mor, Inc., a Pennsylvania corporation (the "Company") and M. David Schwartz (the "Employee") as of June 23, 1998 (the "Effective Date").

         WHEREAS,  Employee is currently  employed by the Company  pursuant to a
written   Employment   Agreement  dated  as  of  June  5,  1997  (the  "Existing
Agreement"); and

         WHEREAS, the Company and the Employee desire to amend the Existing Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1. Section I., EMPLOYMENT AND TERM, of the Existing Agreement is amended, to wit, to provide that the Stated Term (the "Term") shall continue through June 4, 2000.

2. Section III., COMPENSATION, as it relates to sub-paragraph A., Base Salary, shall be amended to provide that the base salary paid to Employee for the contract year beginning June 5, 1999 through June 4, 2000 shall be $715,500.

3. Section III., COMPENSATION, as it relates to sub-paragraph C., Stock Options, shall be amended to provide that the stock options granted to the Employee on June 23, 1998 shall be treated as existing options under the existing Agreement and not as additional options, so that such options shall immediately vest if at any time the Employee's employment is terminated by the Company without Cause or the Employee terminates employment with the Company for Good Reason.

4. Section IV., TERMINATION, as it relates to sub-paragraph F.3., Other Than for Cause or by Reason of Death or Disability, shall be amended to provide that notwithstanding anything to the contrary contained in this Agreement, should a Change of Control occur during the first year of the term of this Agreement involving any entity with which the Company is currently engaged and subject to a confidentiality agreement, then such Change of Control shall be deemed to have occurred in the second year of the term of this Agreement for the purpose of calculating any payments due Employee hereunder

5. All other terms and conditions of the Existing Employment Agreement shall remain the same and any defined terms used herein shall have the meaning as defined in the Existing Agreement.




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         IN WITNESS WHEREOF,  the parties hereto have executed this Amendment as of the date first above written.

PHAR-MOR, INC.

By:_______________________________             _________________________________
         Abbey J. Butler                              M. David Schwartz
         Co-Chairman and Chief
         Executive Officer

By:_______________________________
         Melvyn J. Estrin
         Co-Chairman and Chief
         Executive Officer